Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333-49106, and 333-110243 on Form S-8 and 333-73157 on Form S-3 of our report dated March 6, 2008 relating to the financial statements of Louisiana-Pacific Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 on January 1, 2007, the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158,  Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)  on December 31, 2006, Statement of Financial Accounting Standards No. 123 (Revised 2004),  Share-Based Payment  on January 1, 2006 and Financial Accounting Standards Board Interpretation No. 47,  Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143  on December 31, 2005), and our report dated March 6, 2008 relating to the effectiveness of Louisiana-Pacific Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2007.

Nashville, Tennessee

March 6, 2008